Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1of U.S. Geothermal Inc. of our report dated February 16, 2009 relating to the financial statements of Raft River Energy I, LLC, which appears in U.S. Geothermal Inc.'s Annual Report on Form 10-K (Amendment No. 1) for the year-end March 31, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statment.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Portland Oregon
March 26, 2010